Exhibit 10.2A
AMENDMENT NO. 01 TO THE LOAN AND SECURITY AGREEMENT
DATED March 23, 2005
Dated March 3, 2006
     this Amendment No. 01 (“Amendment 01”) to that certain Loan and Security Agreement No. 4541 dated March 23, 2005 (the “Agreement”) is entered into as of March 3, 2006, by and between Lighthouse Capital Partners V, L.P. (“Lender”) and Restore Medical, Inc., (fka Restore Medical Inc.) a Delaware corporation (“Borrower”).
     WHEREAS, Borrower and Lender have previously entered into the Agreement; and
     WHEREAS, Borrower has formally changed its name from Restore Medical Inc. to Restore Medical, Inc.; and
     WHEREAS, Borrower has requested Lender provide additional term loan financing in the amount of $3,000,000; and
     WHEREAS, Lender has agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:
(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)
I. Section 1.1, the following definitions shall be added to the Agreement:
"Commitment One” means $5,000,000.
"Commitment Two” means $3,000,000.
"New Warrant” mean the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-1 attached to this Amendment 01 and issued in conjunction with Commitment Two.
II. Section 1.1, the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:
"Collateral” means: (i) all property of Borrower in which Lender or an affiliate of Lender now has or hereafter obtains a security interest or which is described on Exhibit A attached hereto, as amended in conjunction with this Amendment 01; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.
"Commitment” means collectively, the Commitment One and Commitment Two.
"Commitment Termination Date” means the earliest to occur of (i) for Advances under Commitment One, (a) December 31, 2005 if Borrower has not drawn at least $2,000,000 in Advances under Commitment One by such date; or (b) July 1, 2006; (ii) for Advances under Commitment Two, April 1, 2006; (iv) for any Advances, any Default or Event of Default, or (v) for any Advances, in Lender’s sole judgment, any adverse change in the composition of Borrower’s Board of Directors after the date hereof (at any time prior to an initial public offering of the Company’s common stock (“IPO”), this may be defined as the continued representation by a director nominated by MPM Capital, provided, that this clause (v) shall terminate upon consummation of an IPO).

"Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender’s Expenses for the preparation and negotiation of the initial set of Loan Documents under Commitment One shall not exceed $10,000 or $2,500 under Commitment Two, in each case to be evidenced by a reasonably detailed invoice setting forth such actual costs and expenses, including reasonable attorneys’ fees and expenses. Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.
"Loan Documents” means, collectively, the Agreement, Amendment 01, the Warrants, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.
"Notice of Borrowing” means the form attached to Amendment 01 as Exhibit D.
"Warrants” means (i) means a Warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit C to the Agreement, and (ii) the New Warrant.
III. Section 6, Affirmative Covenants, the following new Section 6.8 shall be added to the Agreement:
Section 6.8 Release of Lien on Intellectual Property. Lender agrees that on the earlier to occur of either (i) the effective date on which the Borrower raises a minimum of $20,000,000 in the initial public offering of Borrower’s common stock, or (ii) the closing of a preferred stock equity financing with proceeds to Borrower of at least $10,000,000, Lender’s Lien on Borrower’s intellectual property which has been granted to Lender in conjunction with this Amendment 01 shall be deemed terminated and Lender shall take any such action necessary to evidence the release of such Lien.
IV. Exhibit A, Collateral, shall be amended and replaced with Exhibit A attached to this Amendment 01 and Lender shall take such action necessary to amend the financing statements filed in conjunction with the Agreement.
V. Conditions Precedent to Closing this Amendment 01:
     (a) This Amendment 01 duly executed by Borrower.
     (b) Exhibit A duly executed by Borrower.
     (c) The New Warrant to be issued to Lender duly executed by Borrower.
     (d) Amendment 01 to Warrant Agreement dated March 23, 2005 duly executed by Borrower.
     (e) An Incumbency Certificate of Borrower attached hereto as Exhibit E-1 with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 01, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 01 and each of the other Loan Documents.
     (f) A good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

     (g) All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 01, the New Warrant, and the other Loan Documents.
     (h) Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein.
Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER: RESTORE MEDICAL, INC.			LENDER: LIGHTHOUSE CAPITAL PARTNERS V, L.P.
By:	/s/ J. Robert Paulson, Jr.		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
	Name:	J. Robert Paulson, Jr.	By:	/s/ Thomas Conneely
	Title:	President and Chief Executive Officer		Name:	Thomas Conneely
				Title:	Vice President